Exhibit 99.3
4Q’23 Earnings Presentation

Forward Looking Statements 2 Certain statements and information in this presentation concerning results for the three and twelve months ended December 31, 2023, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding (i) our expectations about our intrinsic value or our prospects for growth and value creation and (ii) our financial outlook, position, strategies, goals, and expectations. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: the effects of a widespread outbreak of an illness or disease or any other public health crisis, as well as regulatory measures implemented in response to such events; external events which may adversely affect us or the third parties who provide services for us, for which our business continuity plans may not adequately prepare us, including, but not limited to, acts of war or terrorism, or military conflicts; data privacy breaches, cybersecurity incidents, and/or failures of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely; interruption or failure of third-party software or information technology systems or licenses; untimely or ineffective development and implementation of, or failure to realize the potential benefits associated with, new or enhanced technology or processes, including our customer pilot offering of Vaux; the loss or reduction of business from large customers or an overall reduction in our customer base; the timing and performance of growth initiatives and the ability to manage our cost structure; the cost, integration, and performance of any recent or future acquisitions and the inability to realize the anticipated benefits of the acquisition within the expected time period or at all; unsolicited takeover proposals, proxy contests, and other proposals/actions by activist investors; maintaining our corporate reputation and intellectual property rights; nationwide or global disruption in the supply chain resulting in increased volatility in freight volumes; competitive initiatives and pricing pressures; increased prices for and decreased availability of equipment, including new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance, fuel, and related taxes; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; relationships with employees, including unions, and our ability to attract, retain, and upskill employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; union employee wages and benefits, including changes in required contributions to multiemployer plans; availability and cost of reliable third-party services; our ability to secure independent owner-operators and/or operational or regulatory issues related to our use of their services; litigation or claims asserted against us; governmental regulations; environmental laws and regulations, including emissions-control regulations; default on covenants of financing arrangements and the availability and terms of future financing arrangements; our ability to generate sufficient cash from operations to support significant ongoing capital expenditure requirements and other business initiatives; self-insurance claims, insurance premium costs, and loss of our ability to self-insure; potential impairment of long-lived assets and goodwill and intangible assets; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; increasing costs due to inflation and higher interest rates; seasonal fluctuations, adverse weather conditions, natural disasters, and climate change; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s public filings with the Securities and Exchange Commission (“SEC”). For additional information regarding known material factors that could cause our actual results to differ from those expressed in these forward-looking statements, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

Three-Point Strategy Continues to Deliver Shareholder Value & Drive Business Growth 3 1 2 3 ENHANCED SHAREHOLDER VALUE Increase Efficiency Optimize ABF network Drive scale and productivity to improve Asset-Light operating margin Leverage technology Drive Innovation Develop and implement disruptive and game changing innovations Launch new revenue streams Co-create and scale with customers Accelerate Growth Secure new customers Expand with existing customers through market penetration Retain existing customers

Vaux Launch 2023 IN REVIEW 4 YoY Stock Price 621 Improvement $4.4B Revenue Fortune 1000 List of Top Companies >70% New 5-Year Labor Contract FleetNet Divestiture Sustainability Leader # 2 nd Best in Company History $258M Non-GAAP Operating Income(1) 3 rd Best in Company History 1) See non-GAAP reconciliation in the Additional Information section of this presentation.

SOLID FINANCIAL POSITION EBITDA(2) $370M Key Metrics Q4 & FY 2023 5 $1.1B ArcBest Consolidated Revenue Non $81.7M -GAAP Operating Income(2) $2.47/diluted share Non-GAAP Net Income (2) 2% ARCBEST CONSOLIDATED ( F r o m C o n t i n u i n g O p e r a t i o n s ) 1) Fourth quarter 2023 comparisons are to fourth quarter 2022, and full year 2023 comparisons are to full year 2022. 2) See non-GAAP reconciliation in the Additional Information section of this presentation. Q4 2023 (1) $7.88/diluted share Non-GAAP Net Income (2) $4.4B ArcBest Consolidated Revenue Non $258.3M -GAAP Operating Income(2) FULL YEAR 2023 (1) -42% Liquidity $563M Net Cash $101M -6% -12% Flat -45%

Key Metrics Q4 & FY 2023 6 ASSET-BASED 1) Fourth quarter 2023 comparisons are to fourth quarter 2022, and full year 2023 comparisons are to full year 2022. 2) See non-GAAP reconciliation in the Additional Information section of this presentation. Q4 2023 (1) FULL YEAR 2023 (1) $710M Revenue -1% per day $2.9B Revenue -4% per day Average Increase on Contract Renewals and Deferred Pricing Agreements 20 bps Daily Tonnage -7.2% Daily Shipments -0.8% Total Billed Revenue/CWT 6.8% 5.6% $87.5M Non-GAAP Operating Income(2) 87.7% Non-GAAP Operating Ratio(2) 90 bps improvement Average Increase on Contract Renewals and Deferred Pricing Agreements -310 bps Daily Tonnage -2.4% Daily Shipments 3.2% Total Billed Revenue/CWT -2.2% 4.2% $275.5M Non-GAAP Operating Income(2) 90.4% Non-GAAP Operating Ratio(2) 8% -33% 400 bps deterioration

Key Metrics JANUARY 2024 7 Daily Billed Revenue Total Billed Rev/CWT ASSET-BASED Daily Total Tonnage Daily Total Shipments 13% Total Billed Rev/Shipment Total Weight/Shipment -7% 2% J AN U A RY 2 0 2 4 P R E L I M I N ARY Y O Y (1) 1) January 2024 comparisons are to January 2023. -9% -18% -9% Daily Core Tonnage 6% Daily Core Shipments 8%

Key Metrics Q4 2023 8 ASSET-LIGHT(2) J AN U A RY 2 0 2 4 P R E L I M I N ARY Y O Y (4) Daily Revenue 1) Fourth quarter 2023 comparisons are to fourth quarter 2022, and full year 2023 comparisons are to full year 2022. 2) Asset-Light represents the reportable segment previously named ArcBest. Asset-Light financial results previously included the ArcBest segment and FleetNet, which was sold on February 28, 2023. 3) See non-GAAP reconciliation in the Additional Information section of this presentation. 4) January 2024 comparisons are to January 2023. -15% Q4 2023 (1) FULL YEAR 2023 (1) $413M Asset-Light Revenue -14% per day $1.7B Asset-Light Revenue Non-GAAP Operating Loss (3) -113% Adjusted EBITDA(3) $0.7M $(1.3M) -94% -94% Adjusted EBITDA(3) $12.9M $5.3M -86% Non-GAAP Operating Income (3) -21% per day

9 BALANCED APPROACH TO CAPITAL ALLOCATION ArcBest makes organic investments in the business and returns capital to shareholders while maintaining a solid balance sheet and investment-grade credit metrics Organic Growth Investments Share Repurchases & Dividends External Growth Criteria • Projected 2024 Net Capital Expenditures of $325M - $375M • Part of a multi-year investment plan for equipment, real estate, innovation and technology — structured for cost optimization, revenue growth and enhanced work environment • ArcBest returned over $100 million to shareholders in 2023 through share repurchases and dividends • Increased share repurchase program authorization to $125 million in early 2024 • Currently paying a $0.12/share quarterly dividend • Complementary to our solutions offered • Strong culture fit, experienced leadership team and a pathway to solid returns • Strategic technology and innovative partnerships

FACILITY PLAN ENABLES GROWTH 10 8,729 8,729 8,864 9,163 135 299 347 8,200 8,400 8,600 8,800 9,000 9,200 9,400 9,600 2021 2022 2023 2024 Net New Doors Since 2021 Existing Doors Net New Doors ArcBest continues to invest organically to increase capacity 8,729 8,864 9,163 9,510 Long-term facility plan designed to enable mid single digit growth 9% increase in total doors since 2021 Average of 20 new doors per month since end of 2021 Projected

STRENGTH OF OUR CUSTOMER-FOCUSED STRATEGY

Customer Need	Our Strength	Strength in Action
Flexible supply chain solutions	Broad suite of logistics solutions with integrated and seamless access to services	>90% of our Top 50 customers are cross-sold 31% of our accounts are cross-sold (FY 2023) >70% of our asset-light customers also use ABF
Someone who knows them and their business	Dedicated experts to tackle tough challenges	Highly experienced sales force with subject matter experts in transportation modes and industries Earned five Quest for Quality awards by readers of Logistics Management in categories including National LTL Carriers, 3PL Transportation Management and Expedited Motor Carriers
Visibility into their supply chain	Extensive Digital Tools	• >75% of revenue comes from customers who are engaged digitally • Deep consumer knowledge due to a strong B-to-C offering
Commitment to sustainability and advancing DE&I	Long history of intentional corporate citizenship	• Named a 2023 Forbes "Best-in-State Employer" for the 4th consecutive year – and ranked the #1 transportation and logistics employer in Arkansas • Named Comparably's "Best CEOs for Women" • Recruiting neurodiverse talent through partnership with Integrate • Launched new Employee Resource Groups • Bronze EcoVadis rating • 12-time Inbound Logistics Green Supply Chain Partner (G75) • Piloting electric trucks and use of solar panels

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ARCBEST’S CUSTOMER-LED STRATEGY YIELDS RESULTS 12 >3x Revenue per account is over 3X higher on cross-sold accounts >3x Profit per account is over 3X higher on cross-sold accounts 5% Retention rates are 5 percentage points higher on cross-sold accounts >70% Over 70% of our customers who use asset-light services also utilize our asset-based services >75% Over 75% of revenue came from digitally connected customers

13 Note: ArcBest Corporation reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures utilized for internal analysis provides analysts, investors, and others the same information that we use internally for purposes of assessing our core operating performance and provides meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Accordingly, using these measures improves comparability in analyzing our performance because it removes the impact of items from operating results that, in management's opinion, do not reflect our core operating performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results. These financial measures should not be construed as better measurements than operating income, operating cash flow, net income or earnings per share, as determined under GAAP. Reconciliations of GAAP to Non-GAAP Financial Measures (Unaudited) ADDITIONAL INFORMATION

Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited)

1) Represents costs associated with the freight handling pilot test program at ABF Freight, costs related to our customer pilot offering of Vaux and initiatives to optimize our performance through technological innovation.
2) Represents the amortization of acquired intangible assets in the Asset-Light segment.
3) Represents change in fair value of the contingent earnout consideration recorded for the MoLo acquisition.
4) Represents noncash lease-related impairment charges for a freight handling pilot facility reported in "Other", an Asset-Based service center and Asset-Light office spaces that were made available for sublease.
5) Represents estimated settlement expenses related to the classification of certain Asset-Light employees under the *Fair Labor Standards Act*.
6) Gain relates to the contingent amount recognized in second quarter 2022 when the funds from the May 2021 sale of the labor services portion of the Asset-Light segment's moving business were released from escrow.
7) Represents a one-time, noncash charge for enhancements to our nonunion vacation policy which were effective third quarter 2022.
8) Non-GAAP amounts are calculated in total and may not equal the sum of the GAAP and the non-GAAP adjustments due to rounding.
9) Represents increase in fair value of our investment in Phantom Auto, a provider of human-centered remote operation software, based on an observable price change during second quarter 2023.
10) Represents recognition of the tax impact for the vesting of share-based compensation.
11) Represents the amount recognized in the tax provision during fourth quarter 2022 to adjust estimated amounts recognized during 2022 for the research and development tax credit related to the tax year ended February 28, 2022. The year ended December 31, 2022 also includes amounts recorded in third quarter 2022 related to prior periods due to the August 2022 retroactive reinstatement of the alternative fuel tax credit for the year ended December 31, 2021.

ArcBest

ARCBEST CORPORATION - CONSOLIDATED	**Three Months Ended**		**Twelve Months Ended**	
Millions ($000,000), except per share data	**12/31/2023**	**12/31/2022**	**12/31/2023**	**12/31/2022**
Operating Income from Continuing Operations				
Amounts on a GAAP basis	**$ 64.3**	**$ 50.2**	**$ 172.6**	**$ 394.5**
Innovative technology costs, pre-tax (1)	11.0	10.7	52.4	40.8
Purchase accounting amortization, pre-tax (2)	3.2	3.2	12.8	12.9
Change in fair value of contingent consideration, pre-tax (3)	(6.3)	17.5	(19.1)	18.3
Lease impairment charges, pre-tax (4)	-	-	30.2	-
Legal settlement, pre-tax (5)	9.5	-	9.5	-
Gain on sale of subsidiary, pre-tax (6)	-	-	-	(0.4)
Nonunion vacation policy enhancement, pre-tax (7)	-	-	-	2.0
Non-GAAP amounts (8)	$ 81.7	$ 81.6	$ 258.3	$ 468.1
Net Income from Continuing Operations				
Amounts on a GAAP basis	**$ 48.8**	**$ 36.5**	**$ 142.2**	**$ 294.6**
Innovative technology costs, after-tax (includes related financing costs) (1)	8.4	8.1	39.7	30.8
Purchase accounting amortization, after-tax (2)	2.4	2.4	9.6	9.6
Change in fair value of contingent consideration, after-tax (3)	(4.7)	13.0	(14.4)	13.6
Lease impairment charges, after-tax (4)	-	-	22.6	-
Legal settlement, after-tax(5)	7.1	-	7.1	-
Gain on sale of subsidiary, after-tax (6)	-	-	-	(0.3)
Nonunion vacation policy enhancement, after-tax (7)	-	-	-	1.5
Change in fair value of equity investment, after-tax(9)	-	-	(2.8)	-
Life insurance proceeds and changes in cash surrender value	(1.8)	(0.9)	(4.6)	2.7
Tax expense (benefit) from vested RSUs (10)	(0.2)	0.2	(5.3)	(8.1)
Tax credits (11)	-	1.4	-	0.2
Non-GAAP amounts (8)	$ 60.0	$ 60.8	$ 194.1	$ 344.7
Diluted Earnings Per Share from Continuing Operations				
Amounts on a GAAP basis	**$ 2.01**	**$ 1.45**	**$ 5.77**	**$ 11.55**
Innovative technology costs, after-tax (includes related financing costs) (1)	0.34	0.32	1.61	1.21
Purchase accounting amortization, after-tax (2)	0.10	0.10	0.39	0.38
Change in fair value of contingent consideration, after-tax (3)	(0.20)	0.52	(0.58)	0.54
Lease impairment charges, after-tax (4)	-	-	0.92	-
Legal settlement, after-tax(5)	0.29	-	0.29	-
Gain on sale of subsidiary, after-tax (6)	-	-	-	(0.01)
Nonunion vacation policy enhancement, after-tax (7)	-	-	-	0.06
Change in fair value of equity investment, after-tax(9)	-	-	(0.11)	-
Life insurance proceeds and changes in cash surrender value	(0.07)	(0.04)	(0.19)	0.11
Tax expense (benefit) from vested RSUs (10)	(0.01)	0.01	(0.21)	(0.32)
Tax credits (11)	-	0.06	-	0.01
Non-GAAP amounts (8)	$ 2.47	$ 2.42	$ 7.88	$ 13.52

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Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited)

1) Adjusted EBITDA is a primary component of the financial covenants contained in ArcBest Corporation's Fourth Amended and Restated Credit Agreement. Management believes Adjusted EBITDA to be relevant and useful information, as EBITDA is a standard measure commonly reported and widely used by analysts, investors, and others to measure financial performance and ability to service debt obligations. Furthermore, management uses Adjusted EBITDA as a key measure of performance and for business planning. However, these non-GAAP financial measures should not be construed as better measurements than operating income (loss), operating cash flow, net income, or earnings per share, as determined under GAAP. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results. Other companies may calculate EBITDA differently; therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
2) Includes amortization of intangibles associated with acquired businesses.
3) Represents change in fair value of the contingent earnout consideration recorded for the MoLo acquisition.
4) Represents noncash lease-related impairment charges for a freight handling pilot facility reported in "Other," an Asset-Based service center, and Asset-Light office spaces that were made available for sublease.
5) Represents estimated settlement expenses related to the classification of certain Asset-Light employees under the *Fair Labor Standards Act*.
6) Represents increase in fair value of our investment in Phantom Auto, the leading provider of human-centered remote operation software, based on observable price changes during second quarter 2023.
7) Adjusted EBITDA amounts are calculated in total and may not equal the sum of Consolidated Net Income from Continuing Operations or Asset-Light Income (Loss) and the adjustments due to rounding.
8) Asset-Light represents the reportable segment previously named ArcBest. Asset-Light financial results previously included the ArcBest segment and FleetNet, which sold on February 28, 2023.
9) Gain relates to the contingent amount recognized in second quarter 2022 when the funds from the May 2021 sale of the labor services portion of the Asset-Light segment's moving business were released from escrow.

ArcBest

CONSOLIDATED ADJUSTED EBITDA [1]	Twelve Months Ended December 31, 2023
	($ millions)
Net Income from Continuing Operations	**$ 142.2**
Interest and other related financing costs	9.1
Income tax provision	44.8
Depreciation and amortization [2]	145.3
Amortization of share-based compensation	11.4
Change in fair value of contingent consideration [3]	(19.1)
Lease impairment charges [4]	30.2
Legal settlement [5]	9.5
Change in fair value of equity investment [6]	(3.7)
Consolidated Adjusted EBITDA [7]	$ 369.6

ASSET-LIGHT [8] ADJUSTED EBITDA [1]	Three Months Ended December 31		Twelve Months Ended December 31	
	2023	2022	2023	2022
	($ millions)		*($ millions)*	
Operating Income (Loss)	**$ (7.7)**	**$ (11.3)**	**$ (12.3)**	**$ 52.7**
Depreciation and amortization [2]	5.1	5.0	20.4	20.7
Change in fair value of contingent consideration [3]	(6.3)	17.5	(19.1)	18.3
Lease impairment charges [4]	-	-	14.4	-
Lease settlement [5]	9.5	-	9.5	-
Gain on sale of subsidiary [9]	-	-	-	(0.4)
Adjusted EBITDA [7]	$ 0.7	$ 11.2	$ 12.9	$ 91.4

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Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited)

1) Represents costs associated with the freight handling pilot test program at ABF Freight, for which the decision was made to pause the pilot during third quarter 2023.
2) Represents noncash lease-related impairment charges for an Asset-Based service center and Asset-Light office spaces that were made available for sublease.
3) Represents a one-time, noncash charge for enhancements to our nonunion vacation policy which were effective third quarter 2022.
4) Non-GAAP amounts are calculated in total and may not equal the sum of the GAAP amounts and the non-GAAP adjustments due to rounding.
5) Asset-Light represents the reportable segment previously named ArcBest. Asset-Light financial results previously included the ArcBest segment and FleetNet, which sold on February 28, 2023.
6) Represents the amortization of acquired intangible assets in the Asset-Light segment.
7) Represents change in fair value of the contingent earnout consideration recorded for the MoLo acquisition.
8) Represents estimated settlement expenses related to the classification of certain Asset-Light employees under the *Fair Labor Standards Act*.
9) Gain relates to the contingent amount recognized in second quarter 2022 when the funds from the May 2021 sale of the labor services portion of the Asset-Light segment's moving business were released from escrow.

	Three Months Ended				Twelve Months Ended			
Millions ($000,000)	**12/31/2023**		**12/31/2022**		**12/31/2023**		**12/31/2022**	
ASSET-BASED								
Operating Income								
Amounts on a GAAP basis	**$ 87.5**	**87.7%**	**$ 75.1**	**89.4%**	**$ 253.2**	**91.2%**	**$ 381.1**	**87.3%**
Innovative technology costs, pre-tax (1)	-	-	6.2	(0.9)	21.7	(0.8)	27.2	(0.9)
Lease impairment charges, pre-tax (2)	-	-	-	-	0.7	-	-	-
Nonunion vacation policy enhancement, pre-tax (3)	-	-	-	-	-	-	1.2	-
Non-GAAP amounts (4)	$ 87.5	87.7%	$ 81.4	88.6%	$ 275.5	90.4%	$ 409.6	86.4%
ASSET-LIGHT (5)								
Operating Income (Loss)								
Amounts on a GAAP basis	**$ (7.7)**	**101.9%**	**$ (11.3)**	**102.3%**	**$ (12.3)**	**100.7%**	**$ 52.7**	**97.5%**
Purchase accounting amortization, pre-tax (6)	3.2	(0.8)	3.2	(0.7)	12.8	(0.8)	12.9	(0.6)
Change in fair value of contingent consideration, pre-tax (7)	(6.3)	1.5	17.5	(3.7)	(19.1)	1.1	18.3	(0.9)
Lease impairment charges, pre-tax (2)	-	-	-	-	14.4	(0.9)	-	-
Legal settlement, pre-tax (8)	9.5	(2.3)	-	-	9.5	(0.6)	-	-
Gain on sale of subsidiary, pre-tax (9)	-	-	-	-	-	-	(0.4)	-
Nonunion vacation policy enhancement, pre-tax (3)	-	-	-	-	-	-	0.3	-
Non-GAAP amounts (4)	$ (1.3)	100.3%	$ 9.4	98.0%	$ 5.3	99.7%	$ 83.8	96.1%

ArcBest

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